Exhibit 99.2

On December 27, 2024, the Company completed the previously announced disposition of the Consumer MEMS Microphones ("CMM") segment to Syntiant Corp. for $150.0 million in total consideration, consisting of $70.0 million in cash and $80.0 million in series D-2 preferred stock of Syntiant. The Company will also share in certain separation costs pursuant to a credit for up to $13.5 million, which the buyer may apply to specified separation costs post-closing. In addition, the Company provided approximately $6.4 million in financing to Syntiant in connection with this transaction.

The following unaudited condensed pro forma consolidated balance sheet and consolidated statements of earnings ("financial statements") are based upon the historical financial statements of Knowles Corporation, ("Knowles") adjusted to reflect the disposition of the CMM segment. The following unaudited condensed pro forma consolidated financial statements of Knowles should be read in conjunction with the related notes and with the historical consolidated financial statements of Knowles and the related notes included in previous filings with the Securities and Exchange Commission. The unaudited condensed pro forma consolidated balance sheet reflects the disposition of the CMM segment as if it occurred on September 30, 2024 while the unaudited condensed pro forma consolidated statements of earnings give effect to the disposition as if it occurred on January 1, 2021, the beginning of the earliest period presented. The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that Knowles management believes are reasonable.

The unaudited condensed pro forma consolidated financial statements are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the disposition of the CMM segment closed on September 30, 2024 for the unaudited condensed pro forma consolidated balance sheet or on January 1, 2021 for the unaudited condensed pro forma consolidated statement of earnings. For example, these financial statements do not reflect any potential earnings or other impacts from the use of the proceeds from the disposition or cost reductions of previously allocated corporate costs and potential subsequent restructuring charges. Readers should not rely on the unaudited condensed pro forma consolidated financial statements as being indicative of the historical operating results that Knowles would have achieved or any future operating results or financial position that it will experience after the transaction closes.

KNOWLES CORPORATION
UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
(in millions, except share and per share amounts)
(unaudited)

	September 30, 2024
	Historical	Consumer MEMS Microphones Segment (a)	Pro Forma
Current assets:
Cash and cash equivalents	$92.6	$31.3	$123.9
Receivables, net of allowances of $0.1	105.7	—	105.7
Inventories	124.9	—	124.9
Prepaid and other current assets	9.8	—	9.8
Current assets of discontinued operations	103.0	(103.0)	—
Total current assets	436.0	(71.7)	364.3
Property, plant, and equipment, net	134.4	—	134.4
Goodwill	270.4	—	270.4
Intangible assets, net	162.3	—	162.3
Operating lease right-of-use assets	7.8	—	7.8
Other assets and deferred charges	115.6	86.4	202.0
Non-current assets of discontinued operations	44.8	(44.8)	—
Total assets	$1,171.3	$(30.1)	$1,141.2

Current liabilities:
Current maturities of long-term debt	$49.5	$—	$49.5
Accounts payable	34.2	—	34.2
Accrued compensation and employee benefits	27.0	—	27.0
Operating lease liabilities	2.3	—	2.3
Other accrued expenses	18.5	13.5	32.0
Federal and other taxes on income	16.4	—	16.4
Current liabilities of discontinued operations	38.0	(38.0)	—
Total current liabilities	185.9	(24.5)	161.4
Long-term debt	175.5	—	175.5
Deferred income taxes	0.8	—	0.8
Long-term operating lease liabilities	5.5	—	5.5
Other liabilities	24.0	—	24.0
Non-current liabilities of discontinued operations	2.2	(2.2)	—
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 98,271,587 and 88,380,502 shares issued and outstanding, respectively	1.0	—	1.0
Treasury stock - at cost; 9,891,085 shares	(180.8)	—	(180.8)
Additional paid-in capital	1,707.0	—	1,707.0
Accumulated deficit	(632.1)	—	(632.1)
Accumulated other comprehensive loss	(117.7)	(3.4)	(121.1)
Total stockholders' equity	777.4	(3.4)	774.0
Total liabilities and stockholders' equity	$1,171.3	$(30.1)	$1,141.2

See Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements

KNOWLES CORPORATION
UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Nine Months Ended September 30, 2024
	Historical	Consumer MEMS Microphones Segment (b)	Pro Forma
Revenues	$411.0	$—	$411.0
Cost of goods sold	235.7	—	235.7
Restructuring charges - cost of goods sold	1.4	—	1.4
Gross profit	173.9	—	173.9
Research and development expenses	29.2	—	29.2
Selling and administrative expenses	106.8	—	106.8
Restructuring charges	1.5	—	1.5
Operating expenses	137.5	—	137.5
Operating earnings	36.4	—	36.4
Interest expense, net	12.9	—	12.9
Other expense, net	2.5	—	2.5
Earnings before income taxes and discontinued operations	21.0	—	21.0
Provision for income taxes	8.0	—	8.0
Earnings from continuing operations	13.0	—	13.0
Loss from discontinued operations, net	(269.3)	269.3	—
Net (loss) earnings	$(256.3)	$269.3	$13.0

Earnings per share from continuing operations:
Basic	$0.15		$0.15
Diluted	$0.14		$0.14

Loss per share from discontinued operations:
Basic	$(3.02)		$—
Diluted	$(2.98)		$—

Net (loss) earnings per share:
Basic	$(2.87)		$0.15
Diluted	$(2.84)		$0.14

Weighted-average common shares outstanding:
Basic	89.2		89.2
Diluted	90.2		90.2

See Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements

KNOWLES CORPORATION
UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Year Ended December 31, 2023
	Historical	Consumer MEMS Microphones Segment (c)	Pro Forma Adjustments (d)	Pro Forma
Revenues	$707.6	$(256.2)	$5.4	$456.8
Cost of goods sold	435.5	(188.6)	5.0	251.9
Gain on sale of fixed assets	(10.0)	10.0	—	—
Restructuring charges - cost of goods sold	(1.3)	2.4	—	1.1
Gross profit	283.4	(80.0)	0.4	203.8
Research and development expenses	78.5	(46.1)	—	32.4
Selling and administrative expenses	150.3	(19.0)	(5.5)	125.8
Restructuring charges	3.5	(1.3)	—	2.2
Operating expenses	232.3	(66.4)	(5.5)	160.4
Operating earnings	51.1	(13.6)	5.9	43.4
Interest expense, net	5.4	—	—	5.4
Other expense, net	0.7	—	—	0.7
Earnings before income taxes	45.0	(13.6)	5.9	37.3
Benefit from income taxes	(27.4)	—	(0.9)	(28.3)
Net earnings	$72.4	$(13.6)	$6.8	$65.6

Net earnings per share:
Basic	$0.80			$0.72
Diluted	$0.79			$0.72

Weighted-average common shares outstanding:
Basic	90.9			90.9
Diluted	91.6			91.6

See Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements

KNOWLES CORPORATION
UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Year Ended December 31, 2022
	Historical	Consumer MEMS Microphones Segment (c)	Pro Forma Adjustments (d)	Pro Forma
Revenues	$764.7	$(291.9)	$6.0	$478.8
Cost of goods sold	455.7	(210.0)	5.6	251.3
Loss on sale of fixed assets	0.5	—	—	0.5
Restructuring charges - cost of goods sold	32.2	(32.2)	—	—
Gross profit	276.3	(49.7)	0.4	227.0
Research and development expenses	81.7	(52.4)	—	29.3
Selling and administrative expenses	128.9	(22.0)	(0.6)	106.3
Goodwill impairment	470.9	(470.9)	—	—
Restructuring charges	9.6	(9.0)	—	0.6
Operating expenses	691.1	(554.3)	(0.6)	136.2
Operating (loss) earnings	(414.8)	504.6	1.0	90.8
Interest expense, net	3.9	(0.4)	—	3.5
Other income, net	(0.5)	0.1	—	(0.4)
(Loss) earnings before income taxes	(418.2)	504.9	1.0	87.7
Provision for income taxes	11.9	—	9.4	21.3
Net (loss) earnings	$(430.1)	$504.9	$(8.4)	$66.4

Net (loss) earnings per share:
Basic	$(4.69)			$0.72
Diluted	$(4.69)			$0.72

Weighted-average common shares outstanding:
Basic	91.7			91.7
Diluted	91.7			92.8

See Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements

KNOWLES CORPORATION
UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Year Ended December 31, 2021
	Historical	Consumer MEMS Microphones Segment (c)	Pro Forma Adjustments (d)	Pro Forma
Revenues	$868.1	$(435.7)	$9.5	$441.9
Cost of goods sold	508.6	(271.9)	9.1	245.8
Loss on sale of fixed assets	—	0.3	—	0.3
Gross profit	359.5	(164.1)	0.4	195.8
Research and development expenses	92.8	(65.7)	—	27.1
Selling and administrative expenses	146.4	(34.2)	—	112.2
Impairment charges	4.0	(4.0)	—	—
Restructuring charges	0.5	(0.3)	—	0.2
Operating expenses	243.7	(104.2)	—	139.5
Operating earnings	115.8	(59.9)	0.4	56.3
Interest expense, net	14.2	(0.4)	—	13.8
Other income, net	(3.0)	0.1	—	(2.9)
Earnings before income taxes and discontinued operations	104.6	(59.6)	0.4	45.4
Benefit from income taxes	(45.6)	—	(7.4)	(53.0)
Earnings from continuing operations	150.2	(59.6)	7.8	98.4
Earnings from discontinued operations, net	0.2	—	—	0.2
Net earnings	$150.4	$(59.6)	$7.8	$98.6

Earnings per share from continuing operations:
Basic	$1.63			$1.07
Diluted	$1.59			$1.04

Earnings per share from discontinued operations:
Basic	$—			$—
Diluted	$—			$—

Net earnings per share:
Basic	$1.63			$1.07
Diluted	$1.59			$1.04

Weighted-average common shares outstanding:
Basic	92.3			92.3
Diluted	94.7			94.7

See Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements

KNOWLES CORPORATION
NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a) These adjustments reflect the disposition of the CMM segment's assets and liabilities, which had been reported as "Current assets of discontinued operations," "Non-current assets of discontinued operations," "Current liabilities of discontinued operations," and "Non-current liabilities of discontinued operations" as of September 30, 2024. Other pro forma adjustments include the following:
•The increase to Cash and cash equivalents of $31.3 million includes $63.6 million in proceeds received from the sale, consisting of $70.0 million of contractual consideration less $6.4 million of financing provided to the buyer. These proceeds are partially offset by $26.1 million to settle vendor and employee obligations and costs to sell of $6.2 million.
•The increase to Other assets and deferred charges of $86.4 million reflects $80.0 million of sales proceeds consisting of series D-2 preferred stock of Syntiant and a $6.4 million Note receivable from Syntiant for financing provided to the buyer.
•The increase to Other accrued expenses reflects a $13.5 million credit provided to the buyer for separation costs incurred in connection with the transaction.
•The increase in Accumulated other comprehensive loss reflects $3.4 million of an accumulated currency translation gain to be released in connection with the disposition of CMM.

(b)    The results of operations for the CMM segment were presented in discontinued operations for the nine months ended September 30, 2024 in Knowles' Form 10-Q for the quarterly period ended September 30, 2024. This adjustment reflects the elimination of the CMM segment's net loss, which had been reported as "Loss from discontinued operations, net" for the nine months ended September 30, 2024.
(c)    The results of operations for the CMM segment were presented in continuing operations for the years ended December 31, 2023, 2022, and 2021 in Knowles' Form 10-K for the year ended December 31, 2023. These adjustments eliminate the results of operations for the CMM segment as if the transaction had occurred on January 1, 2021.

(d)    Knowles historical results were also adjusted for the following:
•Revenues and Cost of goods sold for sales transactions between Knowles and CMM that were previously eliminated in consolidation are now reflected as third-party transactions.
•Selling and administrative expenses incurred by Knowles in connection with the disposition of the CMM segment were removed from Pro Forma results; these expenses were not included in the results of operations for the CMM segment as historically reported.
•Income taxes were adjusted to reflect the tax effect of pro forma adjustments to earnings before income taxes, reflecting effective income tax rates of (75.9)%, 24.3% and (116.7)% for the years ended December 31, 2023, 2022, and 2021, respectively. The effective income tax rates are based on the application of the intraperiod tax allocation model in ASC 740, Income Taxes.
•The control number used to determine whether including potential common shares in the Pro Forma diluted earnings per share computation would be antidilutive was Pro Forma Net earnings. Pro Forma Weighted-average common shares outstanding on a diluted basis was adjusted to include these potential common shares in those instances where the Company had a Historical Net loss and Pro Forma Net earnings.